Exhibit 3.1
AG MORTGAGE INVESTMENT TRUST, INC.
ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

        FIRST: The charter (the “Charter”) of AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Corporation”), is hereby amended to provide that, immediately upon the Effective Time (as defined below), every three shares of common stock (the “Common Stock”), $0.01 par value per share, of the Corporation which were issued and outstanding immediately prior to the Effective Time shall be combined into one issued and outstanding share of Common Stock, $0.03 par value per share, of the Corporation. Upon the Effective Time, no fractional shares of Common Stock of the Corporation will be or remain issued and each stockholder otherwise entitled to a fractional share shall be entitled to receive in lieu thereof cash in an amount equal to the product obtained by multiplying (a) the fraction of a share by (b) the product obtained by multiplying (i) the closing price of the Common Stock as reported by the New York Stock Exchange on the date of the Effective Time (prior to giving effect to the foregoing combination) by (ii) three.

        SECOND: The amendment to the Charter as set forth above has been duly approved by at least a majority of the entire Board of Directors of the Corporation as required by law. The amendment set forth herein is made without action by the stockholders of the Corporation, pursuant to Section 2-309(e) of the Maryland General Corporation Law.

THIRD: There has been no increase in the authorized shares of stock of the Corporation effected by the amendment to the Charter as set forth above.

FOURTH:    These Articles of Amendment shall become effective at 5:00 p.m. EDT on July 22, 2021 (the “Effective Time”).
FIFTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Financial Officer and attested to by its Secretary on this 21st day of July, 2021.

ATTEST:                    AG MORTGAGE INVESTMENT TRUST, INC.

By: ___/s/ Jenny B. Neslin________        By: ____/s/ Anthony Rossiello________ [(SEAL)]
Name: ___Jenny B. Neslin____        Name: _Anthony Rossiello___
Title: ___Secretary _______        Title: _Chief Financial Officer___________